Exhibit 10.29(a)

                          AGREEMENT AND GENERAL RELEASE

      Agreement and General Release ("Agreement"), by and between David C. Storbeck ("Employee" or "you") who resides at 10 Arthur Place, Montville, NJ 07045, and Philipp Brothers Chemicals, Inc., its divisions, subsidiaries and affiliates, (collectively referred to as the "Company").

      1. You acknowledge that your employment with the Company will terminate effective September 11, 2002 (the "Termination Date"), and that after the Termination Date you shall not represent yourself as being an employee, officer, agent or representative of the Company for any purpose. The Termination Date shall be the termination date of your employment for purposes of participation in and coverage under all benefit plans and programs sponsored by the Company.

      2. Following the Effective Date of this Agreement and in exchange for your waiver of claims against the Company and compliance with other terms and conditions of this Agreement and the enclosed Employee Severance Pay Plan (the "Plan"), the Company agrees to pay you severance in accordance with the terms and conditions of the Plan, in a gross amount equal to 12 months of your base pay (e.g., in the gross amount of $200,000.00). Your severance will be subject to applicable tax withholdings and other payroll deductions and be paid in equal installments on the Company's regular payroll dates in accordance with normal payroll practices.

      3. You acknowledge and agree that the severance provided pursuant to the Plan and this Agreement is more than any payment, benefit, or other thing of value to which you might otherwise be entitled under any policy, plan or procedure of the Company and/or any agreement between you and the Company.

      4. You will be eligible for continued medical, dental, vision and prescription benefits at the same standard employee contribution rates from the Termination Date for a length of time equal to the end of the month in which your Termination Date occurred. To be eligible for continued benefits, you must have been covered by such benefits at the time of termination. The benefits to be continued include medical, dental, vision and prescription coverage, but not life and AD&D insurance, disability, worker's compensation and 401(k) contributions and flexible spending. The Company will contribute to the cost of such continued coverage at the same rate and under the same terms and condition as are applicable to similarly situated active employees of the Company for the time period noted above. To continue the group health benefits beyond the end of the month of your Termination Date, you must elect continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The group health benefit contributions by the Company will automatically terminate when you (or your eligible dependents if such coverage is elected) is covered by a group health plan of a subsequent employer. However, in such event, such coverage may continue at your own expense in accordance with and subject to the limitations and requirements of COBRA.

      5. (a) In consideration for the payment to be provided you pursuant to paragraph 2 above, you, for yourself and for your heirs, executors, administrators, trustees, legal representatives and

David C. Storbeck                                             September 11, 2002
assigns (hereinafter referred to collectively as "Releasors"), forever release and discharge the Company and its past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, successors and assigns, assets, employee benefit plans or funds, and any of its or their respective past, present and/or future directors, officers, fiduciaries, agents, trustees, administrators, employees and assigns, whether acting on behalf of the Company or in their individual capacities (collectively the "Company Entities") from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which you ever had, now have, or may have against any of the Company Entities by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter up to and including the date on which you sign this Agreement.

      (b) Without limiting the generality of the foregoing, this Agreement is intended to and shall release the Company Entities from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the Companies Entities arising out of your employment and/or your separation from that employment, including, but not limited to: (i) any claim under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company Entities subject to the terms and conditions of such plan and applicable law), and the Family and Medical Leave Act; (ii) any claim under the New Jersey Law Against Discrimination, the New Jersey Equal Pay Act, the New Jersey Family Leave Act, the New Jersey Conscientious Employee Protection Act, (iii) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of your employment, the terms and conditions of such employment, the termination of such employment, and/or any of the events relating directly or indirectly to or surrounding the termination of that employment, including but not limited to breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (iv) any claim for attorneys' fees, costs, disbursements and/or the like. Nothing in this Agreement shall be a waiver of claims that may arise after the date on which you sign this Agreement.

      (c) You acknowledge that you have been advised by legal counsel and/or are familiar with the provision of Section 1542 of the California Civil Code, which provides as follows: a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtors. Being aware of said Code section, you hereby expressly waive and relinquish any rights or benefits you may have thereunder, as well as under any other state or federal statutes of common law principles of similar effect.

      6. You represent and warrant that you have not commenced, maintained, prosecuted or participated in any action, suit, charge, grievance, complaint or proceeding of any kind against Company Entities in any court or before any administrative or investigative body or agency. You further acknowledge and agree that by virtue of the foregoing, you have waived all relief available to you (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in paragraph 4 above.

      7. You acknowledge that during the course of your employment with the Company, you have had access to information relating to the Company that is not generally known by persons not

David C. Storbeck                                             September 11, 2002
employed by the Company and that could not easily be determined or learned by someone outside of the Company. You agree not to disclose or use such confidential information at any time in the future.

      8. You represent that you have returned (or will return) to the Company all property belonging to the Company. You further acknowledge and agree that the Company shall have no obligation to make the payment referred to in paragraph 2 above unless and until you have satisfied all your obligations pursuant to this paragraph.

      9. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect; however, the remaining provisions shall be enforced to the maximum extent possible. Further, if a court should determine that any portion of this Agreement is overbroad or unreasonable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found overbroad or unreasonable.

      10. This Agreement is not intended, and shall not be construed, as an admission that any of the Company has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against you.

      11. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

      12. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey without regard to the principles of conflicts of law.

      13. You understand that this Agreement constitutes the complete understanding between the Company and you, and, supersedes any and all agreements, understandings, and discussions, whether written or oral, between you and any of the Company Entities. No other promises or agreements shall be binding unless in writing and signed by both the Company and you after the Effective Date of this Agreement.

      14. You acknowledge that you: (a) have carefully read this Agreement in its entirety; (b) have had an opportunity to consider it for at least forty-five
(45) days the terms of this Agreement; (c) are hereby advised by the Company in writing to consult with an attorney of your choice in connection with this Agreement; (d) fully understand the significance of all of the terms and conditions of this Agreement and have discussed them with your independent legal counsel, or have had a reasonable opportunity to do so; (e) have had answered to your satisfaction by your independent legal counsel any questions you have asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) are signing this Agreement voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein.

      15. You understand that you will have forty-five (45) days from the date of receipt of this Agreement to consider the terms and conditions of this Agreement. You may accept this Agreement by signing it and returning it to Adrienne Messina, Vice President of Human Resources, One Parker Plaza, Fort Lee, New Jersey 07024 (or by fax at 201-944-5997 to be followed by mail) by no later than the 21st day after receiving it and no earlier than your termination date. This Agreement will not be accepted by the Company if signed before your termination date. After signing this Agreement,

David C. Storbeck                                             September 11, 2002
you shall have seven (7) days (the "Revocation Period") to revoke this Agreement by indicating your desire to do so in writing delivered to Adrienne Messina at the address above or by fax at 201-944-5997 by the close of business on the seventh (7th) day after the date you sign this Agreement. The effective date of this Agreement shall be the eighth (8th) day after you sign the Agreement (the "Effective Date"). If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. In the event you do not accept this Agreement as set forth above, or in the event you revoke this Agreement during the Revocation Period, this Agreement, including but not limited to the obligation of the Company to provide the payment referred to in paragraph 2 above, shall be deemed automatically null and void.

Name: David C. Storbeck

Signature: /s/ David C. Storbeck              Date:
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           David C. Storbeck

STATE OF                 )
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                 ) ss.:
COUNTY OF                )
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On this __ day of ________ 2002, before me personally came _______________ to be known and known to me to be the person described and who executed the foregoing Agreement, and (s)he duly acknowledged to me that (s)he executed the same.

--------------------------------
         Notary Public

THE COMPANY

By: /s/ Adrienne Messina                      Date:
    -----------------------                        ------------------
    Adrienne Messina
    Vice President Human Resources

David C. Storbeck                                             September 11, 2002